Exhibit 2.2

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                          AGREEMENT AND PLAN OF MERGER


                                      among


                               SUNBEAM CORPORATION


                             LASER ACQUISITION CORP.


                                CLN HOLDINGS INC.


                                       and


                         COLEMAN (PARENT) HOLDINGS INC.




                                   Dated as of

                                February 27, 1998






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


                                TABLE OF CONTENTS


                                                                            PAGE


                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.1.      Certain Definitions.........................................1
Section 1.2       Other Terms.................................................7


                                   ARTICLE II
                               THE HOLDINGS MERGER

Section 2.1       The Holdings Merger.........................................7
Section 2.2       Closing.....................................................7
Section 2.3       Effective Time of the Holdings Merger.......................7
Section 2.4       Certificate of Incorporation................................7
Section 2.5       By-Laws.....................................................7
Section 2.6       Directors...................................................8
Section 2.7       Officers....................................................8
Section 2.8       Holdings Merger Election....................................8


                                   ARTICLE III
                              CONVERSION OF SHARES

Section 3.1       Effect on Capital Stock.....................................8
Section 3.2       Exchange of Certificates....................................9


                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND PARENT HOLDINGS

Section 4.1       Organization and Qualification.............................10
Section 4.2       Capitalization.............................................10
Section 4.3       Authority Relative to this Agreement and the Registration
                  Rights Agreement...........................................10
Section 4.4       No Business Activities of Holdings and Worldwide...........10
Section 4.5       Consents and Approvals; No Violations......................11
Section 4.6       No Litigation..............................................11
Section 4.7       SEC Reports................................................11
Section 4.8       Acquisition of Shares for Investment.......................12
Section 4.9       Taxes......................................................12
Section 4.10      Affiliate Agreements.......................................13

Section 4.11      Brokers....................................................13
Section 4.12      LYONs Escrow Fund..........................................14


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF LASER

Section 5.1       Laser Merger Sub...........................................14
Section 5.2       Authority Relative to this Agreement.......................14
Section 5.3       Consents and Approvals; No Violations......................15
Section 5.4       Acquisition of Shares for Investment.......................15


                                   ARTICLE VI
                                    COVENANTS

Section 6.1       Conduct of Business........................................15
Section 6.2       Reasonable Best Efforts....................................17
Section 6.3       Consents...................................................17
Section 6.4       HSR Notification...........................................18
Section 6.5       LYONs Refund...............................................18
Section 6.6       Listing Application........................................18
Section 6.7       Access to Information; Confidentiality.....................18
Section 6.8       Advice of Changes..........................................19
Section 6.9       Affiliate Agreements; Intercompany Accounts................19
Section 6.10      Registration Rights Agreement..............................19


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1       Sales of Laser Shares......................................19
Section 7.2       Restrictive Legend.........................................20


                                  ARTICLE VIII
                CONDITIONS TO CONSUMMATION OF THE HOLDINGS MERGER

Section 8.1       Conditions to Each Party's Obligation to Effect the Holdings
                  Merger.....................................................20
Section 8.2       Conditions to Obligation of Holdings to Effect the Holdings
                  Merger.....................................................21
Section 8.3       Conditions to Obligation of Laser to Effect the Holdings
                  Merger.....................................................22


                                   ARTICLE IX
                                   TAX MATTERS

Section 9.1       Taxes......................................................22

Section 9.2       Tax Returns................................................24
Section 9.3       Tax Claims.................................................25
Section 9.4       Assistance and Cooperation.................................26
Section 9.5       Adjustment to Merger Consideration.........................27
Section 9.6       Survival of Obligations....................................27
Section 9.7       Reorganization.............................................27
Section 9.8       Tax Sharing Agreements.....................................27
Section 9.9       Information................................................27


                                    ARTICLE X
                            INDEMNIFICATION; SURVIVAL

Section 10.1      Parent Holdings' Agreement to Indemnify....................27
Section 10.2      Conditions of Indemnification With Respect to Third-Party
                  Claims.....................................................28
Section 10.3      Survival of Representations; Covenants.....................29


                                   ARTICLE XI
                                   TERMINATION

Section 11.1      Termination................................................29
Section 11.2      Effect of Termination......................................30


                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1      Notices....................................................30
Section 12.2      Amendment..................................................31
Section 12.3      Extension; Waiver..........................................31
Section 12.4      Assignment.................................................31
Section 12.5      Entire Agreement...........................................31
Section 12.6      Parties in Interest........................................31
Section 12.7      Expenses...................................................31
Section 12.8      Governing Law..............................................32
Section 12.9      Counterparts...............................................32
Section 12.10     Headings...................................................32
Section 12.11     Further Assurances.........................................32
Section 12.12     Specific Performance.......................................32
Section 12.13     Certain Terms..............................................32
Section 12.14     Interpretation.............................................32

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 27, 1998, among Sunbeam Corporation, a Delaware corporation ("Laser"), Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Laser ("Laser Merger Sub"), Coleman (Parent) Holdings Inc., a Delaware corporation ("Parent Holdings"), and CLN Holdings Inc. ("Holdings"), a Delaware corporation and a wholly owned subsidiary of Parent Holdings.

                  WHEREAS, the Boards of Directors of Laser, Laser Merger Sub, Parent Holdings and Holdings deem it advisable and in the best interests of their respective stockholders that Laser Merger Sub merge with and into Holdings (the "Holdings Merger"), and such Boards of Directors have approved the Holdings Merger upon the terms and conditions set forth herein;

                  WHEREAS, Parent Holdings, as the sole stockholder of Holdings, and Laser, as the sole stockholder of Laser Merger Sub, have approved this Agreement and the transactions contemplated hereby;

                  WHEREAS,  at the Closing (as hereinafter  defined),  Laser and
Parent Holdings shall enter into a registration rights agreement (the "Registration Rights Agreement") relating to the registration of the Laser Shares (as hereinafter defined) issuable to Parent Holdings in the Holdings Merger, in the form of Exhibit A hereto;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Holdings Merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization; and

                  WHEREAS, Laser, Laser Merger Sub and Holdings desire to make certain representations, warranties, covenants and agreements in connection with the Holdings Merger and also to prescribe certain conditions to the Holdings Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND TERMS

                  Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "1998 Notes" shall have the meaning set forth in Section 4.4(a) hereof.

                  "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "Affiliate  Agreements"  shall have the  meaning  set forth in
Section 4.10 hereof.

                  "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

                  "Cash Payment" shall have the meaning set forth in Section 3.1(a) hereof.

                  "Certificate of Incorporation" shall have the meaning set forth in Section 2.4 hereof.

                  "Certificate  of Merger"  shall have the  meaning set forth in
Section 2.3 hereof.

                  "Closing"   shall  mean  the   closing  of  the   transactions
contemplated by this Agreement, as provided for in Section 2.2 hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

                  "Code" shall have the meaning set forth in the recitals hereof.

                  "Company" shall mean The Coleman Company, Inc., a Delaware corporation.

                  "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  "Company Merger" shall mean the consummation of the merger contemplated by the Company Merger Agreement.

                  "Company Merger Agreement" shall mean the Agreement and Plan of Merger among Laser, Merger Sub, and the Company, dated as of the date hereof.

                  "Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                  "Confidentiality Agreements" shall have the meaning set forth in Section 6.7 hereof.

                  "Consents"   shall  mean  any   consent,   approval,   waiver,
authorization or permit of, or to make any filing with or notification to, any Governmental Entity or third party.

                  "Contract" shall mean any note, bond, mortgage, indenture, license, contract, or other agreement or other instrument or obligation.

                  "Credit Suisse First Boston" shall mean Credit Suisse First Boston Corporation, the Company's financial advisor.

                  "Damages" shall have the meaning set forth in Section 10.1(a) hereof.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Filed Holdings SEC Reports" shall have the meaning set forth in Section 4.7(b) hereof.

                  "Filed Worldwide SEC Reports" shall have the meaning set forth in Section 4.7(b).

                  "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

                  "Governmental Entity" shall mean any court, arbitral tribunal,
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or agency.

                  "Holdings" shall have the meaning set forth in the recitals hereof.

                  "Holdings Common Stock" shall mean the common stock, par value $1.00, of Holdings.

                  "Holdings Disclosure Schedule" shall mean the disclosure schedule being delivered by Holdings concurrently with the execution of this Agreement.

                  "Holdings  Effective Time" shall have the meaning set forth in
Section 2.3 hereof.

                  "Holdings Material Adverse Effect" shall mean a material adverse effect on the business, results of operation or financial condition of Holdings and its subsidiaries, taken as a whole.

                  "Holdings Merger" shall have the meaning set forth in the recitals hereof.

                  "Holdings  SEC  Reports"  shall have the  meaning set forth in
Section 4.7(a) hereof.

                  "Holdings Shares" shall have the meaning set forth in Section 4.2(a).

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person at any date shall include (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien (as hereinafter defined) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all direct or indirect guarantees of any of the foregoing for the benefit of another Person.

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 9.2(c) hereof.

                  "Indenture" shall mean the Indenture between Holdings, as successor to Coleman Escrow Corp., and First Trust National Association dated May 20, 1997 relating to the Notes.

                  "IRS" shall mean the Internal Revenue Service of the United States.

                  "Laser" shall have the meaning set forth in the recitals hereof.

                  "Laser Common Stock" shall mean the common stock, par value $.01 per share, of Laser.

                  "Laser Designees" shall have the meaning set forth in Section 8.3(d) hereof.

                  "Laser Group" shall have the meaning set forth in Section 10.1(a) hereof.

                  "Laser Material Adverse Effect" shall mean a material adverse effect on the business, results of operation or financial condition of Laser and its subsidiaries, taken as a whole.

                  "Laser Merger Sub" shall have the meaning set forth in the recitals hereof.

                  "Laser Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Laser Merger Sub.

                  "Laser Shares" shall have the meaning set forth in the first clause of Section 3.1 hereof.

                  "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

                  "Liens" shall mean any lien, security interest, mortgage, pledge, charge or similar encumbrance.

                  "LYONs" shall mean the Liquid Yield Option(TM) Notes due 2013 of Worldwide.

                  "LYONs Escrow Fund" shall mean the funds held in the escrow account established in connection with the redemption and exchange of the LYONs.

                  "Mafco Demand Note" shall mean the demand note issued by an Affiliate of Parent Holdings, and held by Worldwide on the date hereof, in connection with the Tax Sharing Arrangement among certain Affiliates of Parent Holdings.

                  "Merger  Consideration"  shall have the  meaning  set forth in
Section 3.1(a)(i) hereof.

                  "Morgan Stanley" shall mean Morgan Stanley & Co. Incorporated, Laser's financial advisor.

                  "Notes" shall mean the Senior Secured First Priority Discount Notes due 2001, Senior Secured Second Priority Discount Notes due 2001, Senior Secured First Priority Discount Exchange Notes due 2001, and Senior Secured Second Priority Discount Exchange Notes due 2001 of Holdings, as successor to Coleman Escrow Corp.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Parent Holdings" shall have the meaning set forth in the recitals hereof.

                  "Person"   shall  mean  an  individual,   a   corporation,   a
partnership, an association, a trust or other entity or organization.

                  "Pre-Closing Period" shall mean any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date.

                  "Post-Closing Period" shall mean any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to begin after the Closing Date.

                  "Registration Rights Agreement" shall have the meaning set forth in the recitals hereof.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Straddle Period" shall mean any taxable year or period beginning before and ending after the Closing Date.

                  "subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                  "Surviving  Corporation"  shall have the  meaning set forth in
Section 2.1 hereof.

                  "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean:

                             (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity; and

                             (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement or Tax indemnity arrangement.

                  "Tax Claim" shall have the meaning set forth in Section 9.3(b) hereof.

                  "Tax Proceeding" shall have the meaning set forth in Section 9.3(a) hereof.

                  "Tax Return" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return.

                  "Termination Date" shall have the meaning set forth in Section 11.1(b) hereof.

                  "Third-Party  Claims"  shall  have the  meaning  set  forth in
Section 10.2 hereof.

                  "Transfer" shall have the meaning set forth in Section 7.1 hereof.

                  "Treasury Regulations" shall mean the regulations promulgated by the Treasury Department with respect to the Code.

                  "Worldwide"  shall  mean  Coleman  Worldwide  Corporation,   a
Delaware corporation and a wholly owned subsidiary of Holdings.

                  "Worldwide Common Stock" shall mean the common stock, par value $1.00 per share, of Worldwide.

                  "Worldwide  SEC  Reports"  shall have the meaning set forth in
Section 4.7(b) hereof.

                  "Worldwide Shares" shall have the meaning set forth in Section 4.2(b).

                  Section 1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.


                                   ARTICLE II

                               THE HOLDINGS MERGER

                  Section 2.1. The Holdings  Merger.  Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Holdings Effective Time (as defined in Section 2.3 hereof), Laser Merger Sub shall be merged with and into Holdings. Following the Holdings Effective Time, Holdings shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Laser Merger Sub shall cease. The Holdings Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 2.2. Closing. The closing of the Holdings Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article VIII) shall be no later than the third NYSE trading day after satisfaction or waiver of the conditions set forth in Section 8.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 2.3. Effective Time of the Holdings Merger. The Holdings Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware. The Certificate of Merger shall be filed as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Holdings Effective Time" shall mean the date and time on which the Certificate of Merger is so filed.

                  Section 2.4. Certificate of Incorporation. From and after the Holdings Effective Time, the certificate of incorporation of Holdings as in effect at the Holdings Effective Time (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until amended as provided by the DGCL and the Certificate of Incorporation.

                  Section 2.5. By-Laws. From and after the Holdings Effective Time, the by-laws of Laser Merger Sub as in effect at the Holdings Effective Time shall be the by-laws of the Surviving Corporation until amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and the terms thereof.

                  Section 2.6. Directors. The directors of Laser Merger Sub at the Holdings Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Holdings Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by Law.

                  Section 2.7. Officers. The officers of Laser Merger Sub at the Holdings Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Holdings Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                  Section 2.8. Holdings Merger Election. Notwithstanding the foregoing, at any time prior to the Holdings Effective Time, Holdings may elect, in its sole discretion, upon notice to Laser, to effectuate the Holdings Merger such that Holdings will be merged with and into Laser Merger Sub, with Laser Merger Sub as the "Surviving Corporation" for all purposes hereunder. In such event, the parties hereto shall execute an appropriate amendment to this Agreement to reflect the foregoing.


                                   ARTICLE III

                              CONVERSION OF SHARES

                  Section 3.1. Effect on Capital Stock. At the Holdings Effective Time, by virtue of the Holdings Merger and without any action on the part of any holder thereof:

                  (a) Conversion of Holdings Common Stock.

                             (i) The Holdings Shares shall be converted into the right to receive an aggregate of (A) 14,099,749 fully paid and nonassessable shares of Laser Common Stock (the "Laser Shares") and (B) $159,956,756 in cash, without interest thereon (the "Cash Payment" and, together with the Laser Shares, the "Merger Consideration").

                             (ii) If, prior to the Holdings Effective Time, Laser shall (A) pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Laser Common Stock, the number of Laser Shares to be issued pursuant to Section 3.1(a)(i) hereof shall be adjusted appropriately or (B) pay an extraordinary dividend (other than regular quarterly dividend payments, consistent with past practice), whether in cash or property, the amount of the Cash Payment shall be adjusted appropriately, such that the aggregate amount of cash, or if a dividend shall have been paid in other property, cash and other property, shall be equal to that which would have been received had the dividend been paid following the Holdings Effective Time at a time when the Laser Shares were already issued to and the Cash Payment made to Parent Holdings.

                             (iii) The shares of Holdings Common Stock converted in accordance with paragraph (i) of this Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and Parent Holdings, as the holder thereof, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (b) Conversion of Laser Merger Sub Common Stock. Each share of Laser Merger Sub Common Stock issued and outstanding immediately prior to the Holdings Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

                             (i) Exchange of Certificates. At the Closing, Parent Holdings shall surrender certificates representing the Holdings Shares, and Laser shall deliver or cause to be delivered to Parent Holdings a duly executed stock certificate or stock certificates representing the Laser Shares, and the Cash Payment, in immediately available funds by wire transfer to an account specified in writing by Parent Holdings at least one day prior to the Closing Date. In connection with the delivery by Laser of the Laser Shares, Laser shall utilize all shares of Laser Common Stock held by Laser as treasury shares before issuing any authorized but unissued shares of Laser Common Stock.


                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND PARENT HOLDINGS

                  Holdings and Parent Holdings hereby represent and warrant to Laser as follows:

                  Section 4.1. Organization and Qualification.

                  (a) Each of Holdings and Worldwide is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

                  Section 4.2. Capitalization.

                  (a) The authorized capital stock of Holdings consists of 1,000 shares of Holdings Common Stock (the "Holdings Shares"), all of which are issued and outstanding and beneficially owned by Parent Holdings. All of the issued and outstanding shares of Holdings Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are no other shares of capital stock of Holdings issued or outstanding nor any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Holdings to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

                  (b) The authorized capital stock of Worldwide consists of 1,000 shares of Worldwide Common Stock (the "Worldwide Shares"), all of which are issued and outstanding and beneficially owned by Holdings, free and clear of all Liens, other than the pledge in connec-tion with the Notes. All of the issued and outstanding shares of Worldwide Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are no other shares of capital stock of Worldwide issued or outstanding nor any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Worldwide to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

                  Section 4.3. Authority Relative to this Agreement and the Registration Rights Agreement. Each of Holdings and Parent Holdings has the requisite corporate power and authority to execute and deliver this Agreement and, if a party thereto, the Registration Rights Agreement, to perform its obligations hereunder and, if a party thereto, thereunder and to consummate the transactions contemplated hereby and, if a party thereto, thereby. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Holdings and Parent Holdings, and no other corporate action on the part of Holdings or Parent Holdings (including on the part of their respective stockholders) is required to authorize the execution, delivery and performance hereof and thereof and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Parent Holdings and Holdings and, assuming that it constitutes a valid and binding agreement of Laser and Laser Sub, constitutes the valid and binding obligation of Parent Holdings and Holdings enforceable against Parent Holdings and Holdings in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. Prior to the Holdings Effective Time, the Registration Rights Agreement will have been duly executed and delivered by Parent Holdings and, assuming that it constitutes the valid and binding agreement of Laser, will constitute the valid and binding obligation of Parent Holdings enforceable against Parent Holdings in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  Section 4.4. No Business Activities of Holdings and Worldwide.

                  (a) Since its formation, Holdings has engaged in no business activities or operations, other than in connection with holding the Worldwide Shares and the stock of its predecessor corporation and in connection with the Senior Secured Discount Notes due 1998 of Holdings and the Series B Senior Secured Discount Notes due 1998 of Holdings (collectively, the "1998 Notes") and the Notes. Holdings has no material assets other than Worldwide Common Stock, and has no liabilities other than under the Notes and other de minimis liabilities. Worldwide is the beneficial owner of 44,067,520 shares of Company Common Stock, free and clear of all Liens, other than the pledge pursuant to the LYONs and the Notes.

                  (b) Since its formation, Worldwide has engaged in no business activities or operations, other than in connection with holding shares of Company Common Stock and in connection with the 1998 Notes, the Notes and the LYONs. Worldwide has no material assets other than the Company Common Stock (other than, as of the date hereof, the Mafco Demand Note and the LYONs Escrow
Fund), and has no liabilities other than under the LYONs, the Notes and other de minimis liabilities.

                  Section 4.5. Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws and state securities or blue sky Laws, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Parent Holdings or Holdings of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate (i) have a Holdings Material Adverse Effect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. Except as set forth on Section 4.5 of the Holdings Disclosure Schedule, neither the execution and delivery of this Agreement by Parent Holdings or Holdings, nor the consummation by Parent Holdings or Holdings of the transactions contemplated hereby, nor compliance by Parent Holdings or Holdings with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Parent Holdings, Holdings or Worldwide; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract or of any license, franchise, permit, concession, certificate of authority, order, approval, application or registration of, from or with any Governmental Entity to which Parent Holdings, Holdings or Worldwide is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdings, Parent Holdings or Worldwide or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Holdings Material Adverse Effect.

                  Section 4.6. No Litigation. As of the date hereof, there is no suit, action, proceeding or investigation pending against or affecting Holdings or Worldwide.

                  Section 4.7. SEC Reports.

                  (a) Holdings has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Holdings SEC Reports"). As of their respective dates, the Holdings SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Filed Holdings SEC Report has been revised, amended or superseded by a later Filed Holdings SEC Report, none of the Filed Holdings SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made herein with respect to any information relating to the Company and its subsidiaries. For purposes of this Agreement, the Holdings SEC Reports filed and publicly available prior to the date of this Agreement (as revised, amended or superseded by the Holdings SEC Reports filed and publicly available prior to the date of this Agreement) are hereinafter referred to as the "Filed Holdings SEC Reports."

                  (b) Worldwide has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Worldwide SEC Reports"). As of their respective dates, the Worldwide SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Filed Worldwide SEC Report has been revised, amended or superseded by a later Filed Worldwide SEC Report, none of the Filed Worldwide SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances under which they were made, not misleading, except that no representation or warranty is made herein with respect to any information relating to the Company and its subsidiaries. For purposes of this Agreement, the Worldwide SEC Reports filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by the Worldwide SEC Reports filed and publicly available prior to the date of this Agreement) are hereinafter referred to as the "Filed Worldwide SEC Reports."

                  Section 4.8. Acquisition of Shares for Investment. Parent Holdings is not acquiring the Laser Shares with any present intention of distributing or selling any of such Laser Shares in violation of federal or state securities laws.

                  Section 4.9. Taxes.

                   (a) Except as would not have a Holdings Material Adverse Effect or as set forth on Section 4.9 of the Holdings Disclosure Schedule:

                             (i) Each of Holdings and Worldwide (A) has filed (or there has been filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (B) has paid all Taxes due by it;

                             (ii) There are no outstanding waivers in writing or comparable consents regarding the application of any statute of limitations in respect of Taxes of Holdings or Worldwide;

                             (iii) There is no action, suit, investigation, audit, claim or assessment pending or proposed in writing or threatened in writing with respect to Taxes of Holdings or Worldwide and to the best of Holdings' knowledge, no basis exists therefor;

                             (iv) There are no Liens for Taxes upon the assets of Holdings or Worldwide except Liens relating to current Taxes not yet due;

                             (v) All Taxes which Holdings or Worldwide are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Holdings in accordance with GAAP; and

                             (vi) No power of attorney which is currently in force has been granted by or with respect to Holdings or Worldwide with respect to any matter relating to Taxes.

                  (b) Except as would not have a Holdings Material Adverse Effect, Holdings and its subsidiaries have previously delivered or made available to Laser (and its representatives) complete and accurate copies of:

                             (i) all audit reports, letter rulings, technical advice memoranda relating to United States federal, state, local and foreign Taxes due from or with respect to Holdings or its subsidiaries;

                             (ii) United States federal Tax Returns (to the extent that such Tax Returns relate to Holdings and its subsidiaries), and those state, local or foreign Tax Returns filed by (or on behalf of) Holdings or any of its subsidiaries (to the extent that such Tax Returns relate to Holdings and its subsidiaries) (including, in each case, workpapers related to such Tax Returns);

                             (iii)  any  closing   agreements  entered  into  by
         Holdings or any of its subsidiaries with any taxing authority, in each case existing on the date hereof; and

                             (iv) any Tax Sharing Arrangements and Tax indemnity arrangements to which Holdings or any of its subsidiaries was a party at any time prior to the Closing Date. Holdings and its subsidiaries will deliver or make available to Laser (and its representatives) all similar materials for all matters arising after the date hereof.

                  Section  4.10.  Affiliate  Agreements.  Section  4.10  of  the
Holdings Disclosure Schedule sets forth a true and complete list of all agreements, Contracts, arrangements, payables, obligations and understandings between Holdings or any of its subsidiaries, on the one hand, and Parent Holdings or any of its Affiliates (other than Holdings or its subsidiaries), on the other hand (the "Affiliate Agreements").

                  Section 4.11. Brokers. No broker, investment banker or other person, other than Credit Suisse First Boston, the Company's financial advisor, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Credit Suisse First Boston and the Company, a copy of which has been furnished to Laser), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

                  Section 4.12. LYONs Escrow Fund. The LYONs Escrow Fund is sufficient to fund the redemption, exchange or other retirement in full of the LYONs and related expenses.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF LASER

                  Laser hereby makes the same representations and warranties to Parent Holdings and Holdings as the representations and warranties made by Laser to the Company in the Company Merger Agreement, and also represents and warrants to Parent Holdings and Holdings as follows:

                  Section 5.1. Laser Merger Sub. Laser Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Laser Merger Sub is a newly incorporated company formed solely for purposes of consummating the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement. The authorized capital stock of Laser Merger Sub consists of 1,000 shares of Laser Merger Sub Common Stock, all of which are validly issued, fully paid and nonassessable and free of preemptive rights and are owned by Laser. Except as set forth above there are no shares of capital stock of Laser Merger Sub issued or outstanding or any options, warrants, subscription, calls, rights, convertible securities or other agreements or commitments obligating Laser Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

                  Section 5.2. Authority Relative to this Agreement. Each of Laser and Laser Merger Sub has the corporate power and authority to execute and deliver this Agreement and, if a party thereto, the Registration Rights Agreement, to perform its obligations hereunder and, if a party thereto, thereunder and to consummate the transactions contemplated hereby and, if a party thereto, thereby. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby, thereby and by the Company Merger Agreement, have been duly authorized by all necessary corporate action on the part of Laser and Laser Merger Sub and no other corporate action on the part of Laser or Laser Merger Sub (including on the part of their respective stockholders) is required to authorize the execution, delivery and performance hereof or thereof and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Laser and Laser Merger Sub and constitutes the valid and binding obligation of Laser and Laser Merger Sub, assuming it is the valid and binding obligation of Parent Holdings and Holdings, enforceable against Laser and Laser Merger Sub in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefore may be brought. Prior to the Holdings Effective Time, the Registra-tion Rights Agreement will have been duly executed and delivered by Laser and, assuming that it constitutes the valid and binding agreement of Parent Holdings, will constitute the valid and binding obligation of Laser enforceable against Laser in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  Section 5.3. Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws and state securities or blue sky Laws, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Laser and Laser Merger Sub of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not (i) individually or in the aggregate have a Laser Material Adverse Effect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Laser and Laser Merger Sub nor the consummation by Laser and Laser Merger Sub of the transactions contemplated hereby, nor compliance by Laser and Laser Merger Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Laser or Laser Merger Sub; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract or of any license, franchise, permit, concession, certificate of authority, order, approval, application or registration of, from or with any Governmental Entity to which Laser or Laser Merger Sub is a party or by which either of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Laser, Laser Merger Sub or any of their properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not individually or in the aggregate have a Laser Material Adverse Effect.

                  Section 5.4. Acquisition of Shares for Investment. Laser is acquiring the Holdings Shares for its own account for investment purposes only and not with a view toward or for a sale in connection with, any distribution thereof, or with any present intention of distributing or selling any of such in violation of federal or state securities laws.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1. Conduct of Business. Except as expressly permitted by this Agreement or with the prior written consent of Laser, during the period from the date of this Agreement to the Holdings Effective Time, Holdings shall and shall cause Worldwide to conduct its business only in the ordinary course consistent with past practice, except that Holdings and Worldwide shall be permitted (but not required) to (i) effect the merger of Worldwide with

Holdings, and (ii) take all action necessary in connection with the redemption or exchange of the LYONs and payment of any amounts thereunder and distribution to Parent Holdings from the LYONs Escrow Fund of any excess thereof. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, during the period from the date of this Agreement through the Holdings Effective Time, Holdings shall not and shall cause Worldwide not to, without the prior written consent of Laser:

                  (a)   declare,   set  aside  or  pay  any  dividend  or  other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, other than in respect of the LYONs Escrow Fund or the Mafco Demand Note;

                  (b) settle or compromise any Tax liability or agree to any adjustment of any Tax attribute or make any election with respect to its Taxes other than in the ordinary course of business;

                  (c) amend its certificate of incorporation or by-laws;

                  (d) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or securities of, or by any other manner, any corporation, partnership or other entity;

                  (e) create, incur, assume or guarantee any Indebtedness;

                  (f) except as otherwise required by Law or GAAP, change any of the accounting or Tax principles, practices or methods used by Holdings or Worldwide or fail to maintain the accounts, books and records of Holdings or Worldwide in the usual, regular and ordinary manner on a basis consistently applied;

                  (g) make any payments, loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, any of its Affiliates, officers, directors, or stockholders or it or its Affiliates or any associates or family members of any of the foregoing, or make any changes in or modify any of the Affiliate Agreements, other than in the ordinary course of business consistent with past practice or as required by the Affiliate Agreements, other than in respect of the LYONs Escrow Fund or the Mafco Demand Note;

                  (h) adjust, split, combine, subdivide or reclassify any shares of its capital stock;

                  (i) issue, sell, deliver, transfer, repurchase, redeem, acquire or pledge or authorize or propose the issuance, sale, delivery, transfer, repurchase, redemption, acquisition or pledge of shares of capital stock of any class or series, or any securities (other than the LYONs) convertible into capital stock of any class or series, or grant or enter into any rights, warrants, options, agreements or commitments with respect to the issuance of such capital stock or convertible securities;

                  (j) take any action that would make any representation or warranty of Parent Holdings or Holdings contained in this Agreement untrue or incorrect in any material respect and which could reasonably be expected to prevent the satisfaction of any condition to closing set forth in Article VIII hereof or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement; or

                  (k) enter into any agreement or commitment to take any of the foregoing actions.

                  Section 6.2. Reasonable Best Efforts.

                  (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to, and Holdings agrees to cause Worldwide and the Company and its subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Company Merger Agreement, as applicable, as promptly as practicable (including satisfaction, but not waiver, of the conditions set forth in Article VIII hereof and Article VIII of the Company Merger Agreement).

                  (b) Laser shall perform all of its obligations under the Company Merger Agreement in accordance with their terms.

                  Section 6.3. Consents.

                  (a) Without limiting the generality of Section 6.2(a) hereof, each of the parties hereto shall, and Holdings shall and shall cause Worldwide and the Company and its subsidiaries to, use reasonable best efforts to obtain all Consents of all Governmental Entities and, to the extent that the failure to obtain such Consents would have a Holdings Material Adverse Effect or a Laser Material Adverse Effect, as applicable, all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement and the Company Merger Agreement prior to the Holdings Effective Time. Notwithstanding the foregoing, none of the parties hereto nor Worldwide nor the Company or any of its subsidiaries shall have any obligation to pay any fee to any third party (other than filing or similar fees payable to Governmental Entities) for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement.

                  (b) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party hereto to enter into any agreement with any Governmental Entity which requires, or to consent to any order, decree or judgment which requires, such party to hold, separate or divest, or to restrict the dominion or control of such party or any of its Affiliates over, any of the assets, properties or businesses of such party or its Affiliates in existence on the date hereof.

                  Section 6.4. HSR Notification. As soon as reasonably practicable, Laser and Parent Holdings shall make, or cause to be made, all filings and submissions under the HSR Act and any other applicable Competition Laws as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 6.7 hereof, Parent Holdings will furnish to Laser and Laser will furnish to Parent Holdings, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 6.7 hereof, Parent Holdings will provide Laser, and Laser will provide Parent
Holdings, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Parent Holdings and Laser shall consult with one another with respect to any such correspondence, filings or communications and shall engage in any discussions with any Governmental Entity on a joint basis.

                  Section 6.5. LYONs Refund. Promptly following redemption, exchange or other retirement in full of the LYONs, Laser shall cause to be paid to Parent Holdings all amounts remaining in the LYONs Escrow Fund by wire transfer of immediately available funds to an account(s) designated in writing by Parent Holdings. Until the making of such payment, Laser shall cause Holdings and Worldwide to comply with all of their obligations under the Indenture relating to the LYONs, the Indenture and the related Escrow Agreement, shall not take any action to amend such indenture or agreement in any manner adverse to Parent Holdings and shall use reasonable best efforts to take action to cause the redemption or retirement in full of the LYONs as promptly as practicable. Promptly following the Holdings Effective Time, at the request of Parent Holdings, Laser shall cause Holdings and Worldwide to give the escrow agent under such Escrow Agreement irrevocable written notice of the assignment of all right, title and interest in and to any such amounts to and for the benefit of Parent Holdings, on which notice Parent Holdings may rely. Following the redemption or retirement in full of the LYONs, the Mafco Demand Note shall be canceled automatically without the further action of any Person, and shall be of no further force or effect whatsoever, and, until the time of such cancellation, no demand or request for payment of any kind shall be made with respect to the Mafco Demand Note.

                  Section 6.6. Listing Application. Laser shall prepare and submit to the NYSE a listing application covering the Laser Shares to be issued in connection with the Holdings Merger, and shall use its reasonable best efforts to obtain as promptly as practicable approval for the listing of such Laser Shares, subject to official notice of issuance.

                  Section 6.7. Access to Information; Confidentiality. Holdings and Laser shall each afford, and Holdings shall cause Worldwide, the Company and each of its subsidiaries to afford, to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access at all reasonable times throughout the period prior to the Holdings Effective Time to all of its books, records, properties, plants and personnel (provided that all such access shall be on reasonable advance notice and shall not disrupt normal business operations) and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 6.7 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Holdings Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreements between Laser and the Company dated February 4, 1998 and February 23, 1998 (the "Confidentiality Agreements").

                  Section 6.8. Advice of Changes. Upon obtaining knowledge of any such occurrence, Holdings or Laser shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, in the case of Laser, a Laser Material Adverse Effect and, in the case of Holdings, a Holdings Material Adverse Effect,
(y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause (i) above or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VIII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 6.9. Affiliate Agreements; Intercompany Accounts. Parent Holdings and Holdings shall cause all intercompany accounts to be settled, and all Affiliate Agreements to be treated, as set forth in Section
4.10 of the Holdings Disclosure Schedule.

                  Section 6.10. Registration Rights Agreement. Immediately prior to the Holdings Effective Time, Parent Holdings and Laser shall execute and deliver the Registration Rights Agreement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1. Sales of Laser Shares. Parent Holdings agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of or otherwise transfer (other than, in any such case, in connection with a pledge to secure bona fide indebtedness or other obligations) (collectively, "Transfer"), any Laser Shares received pursuant to the terms hereof as consideration for the Holdings Merger, other than to one of its Affiliates who agrees in writing to be bound by the terms of this Section 7.1, for a period of nine (9) months from and after the Holdings Effective Time, except that Parent Holdings may Transfer (A) from and after the date that is three (3) months following the Holdings Effective Time, twenty-five percent (25%) of the total number of the Laser Shares, and (B) from and after the date that is six (6) months following the

Holdings Effective Time, an additional twenty-five percent (25%) of the total number of the Laser Shares (such that a total of fifty percent (50%) of the total number of the Laser Shares shall be Transferable from and after the date that is six (6) months following the Holdings Effective Time).

                  Section 7.2. Restrictive Legend. Pursuant to Section 7.1 hereof, each certificate representing the Laser Shares received by Parent Holdings shall be stamped or otherwise imprinted with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 27, 1998 AMONG SUNBEAM CORPORATION, LASER ACQUISITION CORP., CLN HOLDINGS INC., AND COLEMAN (PARENT) HOLDINGS INC. AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF OR TRANSFERRED (OTHER THAN, IN ANY SUCH CASE, IN CONNECTION WITH A PLEDGE TO SECURE BONA FIDE INDEBTEDNESS OR OTHER OBLIGATIONS) ("TRANSFERRED") EXCEPT AS PERMITTED BY THE TERMS THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
         SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, AND THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) PURSUANT TO RULE 144 UNDER THE ACT, OR (C) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                  Upon request of Parent Holdings, Laser shall cause to be issued certificates representing such Laser Shares as to which the restrictions set forth herein are no longer applicable without such legend .


                                  ARTICLE VIII

                CONDITIONS TO CONSUMMATION OF THE HOLDINGS MERGER

                  Section 8.1. Conditions to Each Party's Obligation to Effect the Holdings Merger. The respective obligations of each party to effect the Holdings Merger shall be subject to the satisfaction or waiver, to the extent permitted by Law, at or prior to the Holdings Effective Time of the following conditions:

                  (a) Any waiting period applicable to the consummation of the Holdings Merger under the HSR Act shall have expired or been terminated.

                  (b) All of the Laser Shares shall have been previously approved for listing on the NYSE, subject only to official notice of issuance, if required.

                  (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prohibits the consummation of this Agreement or the Holdings Merger shall have been issued and remain in effect.

                  (d) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making this Agreement or the Holdings Merger Agreement or any of the transactions contemplated hereby illegal.

                  Section 8.2. Conditions to Obligation of Holdings to Effect the Holdings Merger. The obligation of Holdings to effect the Holdings Merger shall be subject to the satisfaction by Laser or waiver by Holdings or Parent Holdings, to the extent permitted by Law, at or prior to the Holdings Effective Time of the following additional conditions:

                  (a) The representations and warranties of Laser in this Agreement and the Company Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Laser in this Agreement and the Company Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties refer to a specific date, as of the Closing Date as though made on the Closing Date; provided, however, that this condition shall be deemed satisfied unless the failure or failures of such representations and warranties to be so true and correct (disregarding for this purpose all qualifications in such representations and warranties relating to materiality or knowledge), in the aggregate, would have a Laser Material Adverse Effect.

                  (b) Laser shall have performed in all material respects all obligations required to be performed by it under this Agreement or under the Company Merger Agreement at or prior to the Closing Date.

                  (c) Except as disclosed in the Filed Laser SEC Reports, since the date of the most recent audited financial statements included in the Filed Laser SEC Reports, there shall not have been any event, change or development which individually or in the aggregate has had or reasonably would be expected to have a Laser Material Adverse Effect or would impair the ability of Laser to consummate the transactions contemplated by this Agreement or to satisfy its obligations hereunder.

                  (d) The Registration Rights Agreement shall have been duly executed and delivered by each of the parties thereto.

                  Section 8.3. Conditions to Obligation of Laser to Effect the Holdings Merger. The obligation of Laser to effect the Holdings Merger shall be subject to the satisfaction by Holdings and Parent Holdings or waiver by Laser, to the extent permitted by Law, at or prior to the Holdings Effective Time of the following additional conditions, unless:

                  (a) The representations and warranties of Holdings and Parent Holdings in this Agreement and the representations of the Company in the Company Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Holdings and Parent Holdings in this Agreement and the representations of the Company in the Company Merger Agreement shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties refer to a specific date, as of the Closing Date as though made at and as of the Closing Date; provided, however, that this condition shall be deemed satisfied unless the failure or failures of such representations and warranties to be so true and correct (disregarding for this purpose all qualifications in such representations and warranties relating to materiality or knowledge), in the aggregate, would have a Holdings Material Adverse Effect or Company Material Adverse Effect (as defined in the Company Merger Agreement), as the case may be.

                  (b) Parent Holdings and Holdings shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                  (c) The Company shall have performed in all material respects those obligations required to be performed by it under the Company Merger Agreement on or prior to the Closing Date.

                  (d) Up to six (6) individuals designated by Laser (the "Laser Designees") shall have been duly elected members of the Board of Directors of the Company and all other members of such Board shall have resigned, all effective as of the later of (i) the Closing and (ii) the eleventh (11th) day following the date on which the Section 14(f) Notice (as defined in the Company Merger Agreement) shall have been filed with the SEC and mailed to all stockholders of record of the Company in accordance with the Company Merger Agreement.


                                   ARTICLE IX

                                   TAX MATTERS

                  Section 9.1. Taxes.

                  (a) Parent Holdings shall indemnify and hold Laser and Laser's subsidiaries and Affiliates harmless from and against the following:

                             (i) any liability for Taxes of any member of the "affiliated group" (within the meaning of Section 1504(a) of the Code) (except for the Company and its subsidiaries) of which Mafco Holdings Inc. (or any predecessor or successor) is the common parent that arises under the  provisions of Treasury  Regulation
         Section 1.1502-6(a) (or any successor provision) or comparable provisions of foreign, state or local law; and

                             (ii) except to the extent provided in Section 9.1(b)(iii), any liability for Taxes (other than Taxes that arise under the provisions of Treasury Regulatory Section 1.1502-6(a) (or any successor provision) or comparable provisions of foreign, state or local law) imposed on Holdings or Worldwide or for which Holdings or Worldwide may otherwise be liable for any Pre-Closing Period (including, without limitation, any Taxes resulting from Holdings or Worldwide ceasing to be a member of the "affiliated group" of which Mafco Holdings Inc. (or any successor) is the common parent, any income Taxes that arise in the Holdings Merger, and any Taxes imposed on Holdings or Worldwide as a result of any transaction effected between (and including) the date hereof and the Closing Date).

                  (b) Laser shall indemnify and hold Parent Holdings and its Affiliates harmless from and against the following:

                             (i) Taxes imposed on Holdings or Worldwide for any Post-Closing Period;

                             (ii) except to the extent provided in Section 9.1(a)(i), any liability for Taxes of the Company and any of its subsidiaries; and

                             (iii) any liability for Taxes resulting from transactions or actions taken by Holdings or Worldwide on the Closing Date but after the Holdings Effective Time, except for transactions or actions undertaken in the ordinary course of business.

                  (c) To the extent permitted by law or administrative practice,
(i) the taxable year of Holdings or Worldwide which includes the Closing Date shall be treated as closing on (and including) the Closing Date and (ii) all transactions not in the ordinary course of business occurring after the Holdings Effective Time shall be reported on Laser's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Laser or its Affiliates to the extent permitted by Law. For purposes of paragraphs (a) and (b)(i), where it is necessary to apportion between Parent Holdings and Laser the Tax liability of an entity for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                  (d) For purposes of Sections 9.1(a) and (b), whenever it is necessary to allocate an item of income, gain, deduction, loss or credit to either a taxable year or period that is not part of a Straddle Period and that ends on or before the Closing Date or a taxable year or period that is not part of a Straddle Period and that begins after the Closing Date, such allocation shall be made consistent with the Law.

                  (e) Any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on Holdings or any of its subsidiaries arising out of or in connection with the transactions contemplated by this Agreement shall be borne by the party primarily obligated for such Tax under applicable Law, and each party shall indemnify the other party for any such Tax for which it is so liable.

                  (f) (i) Except as set forth in Section 9.1(f)(iii), Laser shall be entitled to any refund of Taxes or the benefit of the utilization of any Tax attribute (including, without limitation, any net operating loss, investment Tax credit, foreign Tax credit, or other credit or deduction) of (x) the Company or any of its subsidiaries and (y) for a Post-Closing Period, Holdings or Worldwide. If Parent Holdings or any of its Affiliates or subsidiaries receives any refund of Tax to which Laser is entitled pursuant to this Section 9.1(f)(i) or utilizes any Tax attribute to which Laser is entitled pursuant to this Section 9.1(f)(i), Parent Holdings shall promptly notify Laser and shall pay the amount of such refund or the benefit realized from such utilization within five (5) days of the receipt of such refund or the realization of such benefit.

                             (ii) Except as set forth in Section 9.1(f)(iii), Parent Holdings shall be entitled to any refund of Taxes or the benefit of the utilization of any Tax attribute of Holdings or Worldwide for a Pre-Closing Period. If Laser or any of its Affiliates or subsidiaries receives any refund of Tax to which Parent Holdings is entitled pursuant to this Section 9.1(f)(ii) or utilizes any Tax attribute to which Parent Holdings is entitled pursuant to this Section 9.1(f)(ii), Laser shall promptly notify Parent Holdings and shall pay the amount of such refund or the benefit realized from such utilization within five
         (5) days of the receipt of such refund or the realization of such benefit.

                             (iii) No payment shall be made in respect of a Tax deduction, Tax credit or other Tax benefit pursuant to this Section 9.1(f) in duplication of payments previously made in respect of the same Tax deduction, Tax credit or other Tax benefit.

                  (g) Any indemnity payment required under this Article IX as a result of an adjustment shall be paid seven (7) days after a "determination" within the meaning of Section 1313(a) of the Code. Any payment required to be made under this Article IX by one party to the other party that is not made on or before the date specified in this Article IX shall bear interest after such date at the rate specified in Code Section 6621(a)(2) for underpayments.

                  Section 9.2. Tax Returns. (a) Parent Holdings shall file or cause to be filed when due (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to Holdings or any of its subsidiaries and (ii) all consolidated, combined or unitary Tax Returns that are required to be filed by or with respect to Parent Holdings or any entity that will be its Affiliate after the Holdings Merger, on the one hand, and Holdings or any of its subsidiaries, on the other hand, for taxable years or periods that include or precede the Closing Date. Parent Holdings shall remit (or cause to be remitted) any Taxes shown as due on such Tax Returns. In the case of Tax Returns described in clause (ii) above, Laser shall pay Parent Holdings no later than five (5) days prior to the due date (including extensions) of any such Tax Return the Tax in connection with such Tax Return for which Laser is liable pursuant to this Article IX (or Parent Holdings shall pay Laser on such date the excess, if any, of any estimated Tax payments by the Company or any of its subsidiaries, relating to the period covered by such Tax Return, over the Tax in connection with such Tax Return for which Laser is liable pursuant to this
Article IX). Holdings and its subsidiaries shall cooperate in the preparation of any Tax Returns for which Parent Holdings has filing responsibility hereunder. Such cooperation shall include, but not be limited to, furnishing in a timely manner return preparation packages in the form and of the quality provided prior to the Holdings Merger. Such packages shall be prepared in good faith in a manner consistent with past practice.

                  (b) Laser shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to Holdings or any of its subsidiaries. Laser shall remit (or cause to be remitted) any Taxes shown as due on such Tax Returns. Parent Holdings shall pay Laser no later than five
(5) days prior to the due date (including extensions) of any such Tax Return the Tax in connection with such Tax Return for which Parent Holdings is liable pursuant to this Article IX.

                  (c) The party with filing  responsibility  under this  Section
9.2 for a Tax Return shall, 20 days prior to the due date (including extensions) of such Tax Return, present to the other party (the "Indemnifying Party") for the approval (which approval shall not be unreasonably withheld) of the Indemnifying Party the portion, if any, of the Tax Return reflecting solely the items and positions for which the Indemnifying Party is liable pursuant to this
Article IX.

                  (d) From and after the date hereof, Parent Holdings and each of its Affiliates shall not amend any Tax Return with respect to Taxes for which Laser or any of its Affiliates is liable pursuant to this Agreement, without the written consent of Laser, which consent shall not be unreasonably withheld.

                  (e) From and after the date hereof, any payment (including any estimated payment) in respect of Taxes pursuant to a Tax Sharing Arrangement that includes Holdings or any of its subsidiaries shall be reduced by any payment that would be owed by the other party pursuant to a Tax Sharing Arrangement.

                  Section 9.3. Tax Claims.

                  (a) In the case of any Tax audit, examination or judicial or administrative proceeding (a "Tax Proceeding") relating to a combined, consolidated or unitary Tax Return that includes Mafco Holdings Inc. (or any predecessor or successor thereto), Laser shall be entitled to control the portion of the Tax Proceeding, if any, relating solely to items for which Laser is liable pursuant to this Agreement, and Parent Holdings shall be entitled to control every other portion of the Tax Proceeding; provided, however, that neither Parent Holdings nor any of its Affiliates shall settle or otherwise dispose of any issue in any such Tax Proceeding that could materially affect the Tax liability hereunder of Laser, without the prior written consent of Laser, which consent shall not be unreasonably withheld. Parent Holdings shall be entitled to control the Pre-Closing Period portion of a Tax Proceeding relating to a Straddle Period Tax Return, or a Tax

Return for a Pre-Closing Period ending before the Closing Date, of Holdings or Worldwide; provided, however, that neither Parent Holdings nor any of its Affiliates shall settle or otherwise dispose of any issue in any such Tax Proceeding that could materially affect the Tax liability hereunder of Laser, without the prior written consent of Laser, which consent shall not be unreasonably withheld.

                  (b) Parent Holdings or Laser, as the case may be, shall promptly notify the other party in writing of any tax claim that could result in liability of the other party under this Agreement (a "Tax Claim"). With respect to any Tax Claim, the party controlling the Tax Proceeding with respect thereto shall (i) not make any submission to any taxing authority without offering the other party the opportunity to review it, (ii) keep the other party informed as to the progress of such Tax Claim, (iii) provide the other party with any information that it receives in connection with the Tax Proceeding, (iv) permit the other party to participate (at its own expense) in all conferences, meetings or proceedings with any taxing authority in which the indemnified Tax Claim is or may be a subject, and (v) permit the other party to participate (at its own expense) in all court appearances in which the indemnified Tax Claim is or may be a subject. With respect to any Tax Claim, the party not controlling the Tax Proceeding with respect thereto shall not take any action or make any representations in connection with such Tax Claim with respect to issues affecting the other party's indemnity hereunder. With respect to any Tax Claim relating to a Pre-Closing Period for which Laser is or may be liable pursuant to this Agreement, Parent Holdings or any of its Affiliates shall either file (or cause to be filed) submissions at Laser's direction or appoint (or cause to be appointed) Laser or its authorized representatives as additional authorized representatives entitled to communicate fully with the Internal Revenue Service or the appropriate state, local or foreign taxing authority with respect to such Tax Claim.

                  (c) Nothing contained in this Section 9.3 shall be construed as limiting any party's right to indemnification under Section 9.1.

                  Section 9.4. Assistance and Cooperation. After the Closing Date, each of Parent Holdings and Laser shall (and shall cause their respective Affiliates to):

                  (a) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 9.1(e) (relating to sales, transfer and similar Taxes);

                  (b) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
Section 9.2;

                  (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Holdings and each of its subsidiaries;

                  (d) make available to the other and to any taxing authority as reasonably requested in connection with any Tax Return described in Section 9.4(b) or any proceeding described in Section 9.4(c), all information relating to any Taxes or any Tax Returns of Holdings and each of its subsidiaries, including, without limitation, records, returns, schedules, documents, work papers or other relevant materials;

                  (e) provide timely notice to the other in writing of any Tax audits or assessments of Holdings and each of its subsidiaries that are pending or proposed in writing for taxable periods for which the other may have a liability under this Article IX; and

                  (f) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

                  Section 9.5. Adjustment to Merger Consideration. For all Tax purposes, any payment by Laser or Parent Holdings under this Agreement will be an adjustment to the Merger Consideration.

                  Section 9.6. Survival of Obligations. Notwithstanding anything to the contrary in this Agreement, and notwithstanding Article X of this Agreement, the obligations of the parties set forth in this Article IX shall be unconditional and absolute and shall remain in effect until 90 days after the expiration of the applicable statute of limitations.

                  Section 9.7. Reorganization. Laser shall not, and shall not permit any of its subsidiaries or Affiliates to, take any action that could prevent the Holdings Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Laser and Parent Holdings shall treat, and shall cause their respective Affiliates to treat, the Holdings Merger as a reorganization for all Tax and reporting purposes.

                  Section 9.8. Tax Sharing Agreements. All rights and obligations of Parent Holdings (and the entities that will be its Affiliates after the Holdings Effective Time) pursuant to any of the Tax Sharing Arrangements or any Tax indemnity arrangements involving Holdings or any of its subsidiaries will terminate on the Closing Date.

                  Section 9.9. Information. Notwithstanding any other provision of this Agreement or the Company Merger Agreement, neither Laser nor any of its Affiliates nor any other Person shall have any right to receive or obtain any information relating to Taxes of Parent Holdings or any of its Affiliates other than information relating solely to Holdings or any of its subsidiaries.


                                    ARTICLE X

                            INDEMNIFICATION; SURVIVAL

                  Section 10.1. Parent Holdings' Agreement to Indemnify.

                  (a) Subject to the terms and conditions of this Article X, from and after the Closing Date, Parent Holdings shall indemnify, defend and hold harmless Laser and its subsidiaries (including after the Closing Date, the Company and its subsidiaries) and each of their re-spective successors and permitted assigns, directors, officers, employees, representatives, agents, Affiliates and associates (collectively, the "Laser Group") from and against any and all losses, liabilities, expenses (including reasonable attorneys' fees), claims and damages (collectively, "Damages") asserted against, resulting to, imposed upon or suffered by the Laser Group, or any one of them, arising out of or related to any liability or obligation of Holdings or Worldwide existing on or prior to the Closing Date other than any such liability or obligation (i) arising in connection with the Notes, the LYONs and the 1998 Notes, (ii) which is also a liability or obligation of the Company or its subsidiaries (on a joint basis or otherwise), or (iii) which relates to the conduct, operations or activities of the Company or its subsidiaries.

                  (b) If there are any conflicts between the provisions of this
Section  10.1 and Section  9.3 with  respect to Tax Claims,  the  provisions  of
Section 9.3 shall control.

                  (c) Any payment by Parent  Holdings  under  Article IX or this
Section 10.1 will be an adjustment to the Merger Consideration.

                  (d) Anything in this Agreement to the contrary notwithstanding, the liability of Parent Holdings to indemnify the Laser Group pursuant to this Section 10.1 against any Damages sustained by reason of any Laser Claim shall be limited to Laser Claims as to which the Laser Group has given Parent Holdings written notice, setting forth in reasonable detail the basis for such Laser Claim, on or prior to the fourth (4th) anniversary of the Closing Date.

                  Section 10.2. Conditions of Indemnification With Respect to Third-Party Claims. The obligations and liabilities of Parent Holdings with respect to Laser Claims for Damages which arise or result from claims made by third parties ("Third-Party Claims") shall be subject to the following conditions:

                  (a) The Laser Group shall give Parent Holdings prompt notice of any such Third-Party Claim, and Parent Holdings shall have the right to undertake the defense thereof by representatives chosen by it; provided, however, that failure to provide prompt notice shall not affect Parent Holdings' obligations hereunder except to the extent that Parent Holdings is actually prejudiced by such failure;

                  (b) If Parent Holdings undertakes the defense of any such Third-Party Claim, the Laser Group shall, to the best of its ability, assist Parent Holdings, at the expense of Parent Holdings, in the defense of such Third-Party Claim, and shall promptly send to Parent Holdings, at the expense of Parent Holdings, copies of any documents received by the Laser Group which relate to such Third-Party Claim;

                  (c) If Parent Holdings, within a reasonable time after notice of any such Third-Party Claim, fails to defend the member(s) of the Laser Group against which such Third-Party Claim has been asserted, the Laser Group shall (upon further notice to Seller) have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account and risk of Parent Holdings, subject to the right of Parent Holdings to assume the defense of such Third-Party Claim at any time prior to settlement, compromise or final determination thereof; and

                  (d) Anything in this Article X to the contrary notwithstanding, (i) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect the Laser Group other than as a result of money damages or other money payments, the Laser Group shall have the right, at its own cost and expense, to defend, compromise or settle such Third-Party Claim, and shall by doing so release Parent Holdings from any liability to provide indemnification with respect to such Third-Party Claim; and (ii) Parent Holdings shall not, without the written consent of the Laser Group, settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Laser Group a release from all liability with respect to such Third-Party Claim.

                  Section 10.3. Survival of Representations; Covenants. The representations and warranties in this Agreement shall terminate upon and not survive the Closing Date. This Section 10.3 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the Holdings Effective Time.


                                   ARTICLE XI

                                   TERMINATION

                  Section 11.1. Termination. This Agreement may be terminated at any time prior to the Holdings Effective Time:

                  (a) by mutual written agreement of Laser and Holdings;

                  (b) by either Laser or Holdings if the Holdings Merger shall not have been consummated on or before August 31, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

                  (c) by either Laser or Holdings if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by either Laser or Holdings in the event of a breach by the other party or any of its subsidiaries (including, in the case of Holdings, the Company and its subsidiaries) of any representation, warranty, covenant or other agreement contained in this Agreement or the Company Merger Agreement, as applicable, which would give rise to the failure of a condition set forth in
Section 8.2(a) or Section 8.3(a) hereof or Section 8.1 thereof, as applicable, and is not capable of being cured (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement).

                  Section 11.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void, provided that the last sentence of Section 6.7 and
Article XII shall continue, and there shall be no liability on the part of any of the parties, nothing herein shall relieve any party from liability for any willful breach hereof.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.1. Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier; provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  If to Holdings:

                           CLN Holdings Inc.
                           5900 North Andrews Avenue, Suite #700-A
                           Fort Lauderdale, Florida  33309
                           Fax:  (954) 772-3352
                           Attention:  General Counsel

                  with copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019-6150
                           Fax:  (212) 403-2000
                           Attention:  Adam O. Emmerich, Esq.

                  If to Laser:

                           Sunbeam Corporation
                           1615 South Congress Avenue
                           Suite 200
                           Delray Beach, Florida  33445
                           Fax: (561) 243-2191
                           Attention:  David Fannin, Esq.

                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Fax:  (302) 651-3001
                           Attention:  Richard L. Easton, Esq.

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day received, if sent by telecopier.

                  Section 12.2. Amendment. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time before the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the Parties.

                  Section 12.3. Extension; Waiver. At any time before the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  Section 12.4. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

                  Section 12.5. Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreements which will remain in full force and effect for the term provided for therein.

                  Section 12.6. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Laser, Holdings, Worldwide, their respective subsidiaries or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 12.7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                  Section 12.8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, its rules of conflict of laws notwithstanding.

                  Section 12.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  Section 12.10. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 12.11. Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Holdings and Laser shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

                  Section 12.12. Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

                  Section 12.13. Certain Terms. As used herein: (i) the term "material adverse effect" (including as used in any definition) with respect to any Person, shall exclude any change, event, effect or circumstance (a) arising in connection with the announcement or performance of the transactions contemplated by this Agreement and the Company Merger Agreement and (b) affecting in the United States economy generally or such Person's industries generally; and (ii) "to the knowledge of Holdings" shall mean to the actual knowledge of Paul E. Shapiro, Jerry W. Levin and Steven R. Isko.

                  Section 12.14. Interpretation. When a reference is made to this Agreement to an Article or Section, such reference shall be to an Article or Section of, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.



                                         SUNBEAM CORPORATION



                                         By:/s/ Russell A. Kersch
                                             Name: Russell A. Kersch
                                             Title: Executive Vice President



                                         LASER ACQUISITION CORP.



                                         By:/s/ Russell A. Kersch
                                             Name: Russell A. Kersch
                                             Title:


                                         CLN HOLDINGS INC.



                                         By:/s/Barry F. Schwartz
                                             Name: Barry F. Schwartz
                                             Title: Executive Vice President



                                         COLEMAN (PARENT) HOLDINGS INC.



                                         By:/s/Barry F. Schwartz
                                             Name: Barry F. Schwartz
                                             Title: Executive Vice President

                                                                      EXHIBIT A



                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of _________ __, 1998 (the "Agreement"), among SUNBEAM CORPORATION, a Delaware corporation ("Laser"), and COLEMAN (PARENT) HOLDINGS INC., a Delaware corporation ("Parent Holdings").

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Holdings Merger Agreement"), by and among Laser, LASER ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Laser ("Laser Merger Sub"), CLN HOLDINGS INC., a Delaware corporation and wholly owned subsidiary of Parent Holdings ("Holdings"), and Parent Holdings, Laser Merger Sub will be merged immediately after the execution of this Agreement with the surviving corporation becoming an indirect wholly owned subsidiary of Laser, upon the terms and subject to the conditions set forth in the Holdings Merger Agreement (the "Holdings Merger"); and

                  WHEREAS, upon consummation of the Holdings Merger, the shares of Holdings Common Stock (as defined herein) issued and outstanding immediately prior to the effective time of the Holdings Merger shall be converted into the right to receive an aggregate of (A) 14,099,749 fully paid and nonassessable shares of Laser Common Stock (as defined herein) and (B) $159,956,756 in cash, without interest hereon; and

                  WHEREAS, it is a condition to the obligations of Holdings to consummate the Holdings Merger that this Agreement be duly executed and delivered by each of the parties hereto; and

                  WHEREAS, in order to induce Holdings to enter into the Holdings Merger Agreement, Laser has agreed to provide registration rights with respect to the shares of Laser Common Stock to be issued to Parent Holdings upon consummation of the Holdings Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1  Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  The term "Agreement" shall have the meaning ascribed to it in the first paragraph of the Preamble.

                  The term "Camper" shall mean The Coleman Company, Inc., a Delaware corporation.

                  The term "Effective Date" shall have the meaning ascribed to it in Section 2.2.

                  The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  The term "Holdings" shall have the meaning ascribed to it in the second paragraph of the Preamble.

                  The term "Holdings Common Stock" shall mean common stock, par value $1.00 per share, of Holdings.

                  The term "Holdings Merger" shall have the meaning ascribed to it in the second paragraph of the Preamble.

                  The term "Holdings Merger Agreement" shall have the meaning ascribed to it in the second paragraph of the Preamble.

                  The term "Laser" shall have the meaning ascribed to it in the first paragraph of the Preamble.

                  The term "Laser Common Stock" shall mean common stock, par value $.01 per share, of Laser.

                  The term "Laser Merger Sub" shall have the meaning ascribed to it in the second paragraph of the Preamble.

                  The term  "Laser  Offering"  shall  mean  the  sale of  equity securities of Laser, or securities convertible into or exchangeable or exercisable for equity securities of Laser, pursuant to a registration statement filed by Laser under the Securities Act (other than a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the SEC.

                  The term  "Losses"  shall have the  meaning  ascribed to it in
Section 2.6(a).

                  The term "Parent Holdings" shall have the meaning ascribed to it in the first paragraph of the Preamble.

                  The term "Person" shall mean an individual, trustee, corporation, partnership, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                  The term "Registrable Securities" shall mean the shares of Laser Common Stock to be issued to Parent Holdings upon consummation of the Holdings Merger and any other securities issued or issuable upon or in respect of such securities by way of conversion, exchange, dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities have been sold or otherwise transferred by Parent Holdings pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act.

                  The term "Registration Expenses" shall have the meaning ascribed to it in Section 2.5.

                  The term "Rule 144" shall mean Rule 144 promulgated under the Securities Act (or any successor rule).

                  The term "Rule 415 Offering" shall have the meaning ascribed to it in Section 2.1(a).

                  The term "SEC" shall mean the United States Securities and Exchange Commission.

                  The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  The term "Shelf Registration Statement" shall have the meaning ascribed to it in Section 2.1(a).

                  The term "Transfer" shall mean any attempt to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of or otherwise transfer any of the Registrable Securities.


                                   ARTICLE II

                              REQUIRED REGISTRATION

Section 2.1  Required Registration.

                   (a) Form S-3. Laser shall prepare and file with the SEC a registration statement (the "Shelf Registration Statement") on Form S-3 or another appropriate form permitting registration of the Registrable Securities so as to permit the resale of the Registrable Securities by Parent Holdings pursuant to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") and shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before the date on which any of the Registrable Securities may be transferred by Parent Holdings pursuant to Article VII of the Holdings Merger Agreement. Laser shall use reasonable best efforts to permit the Shelf Registration Statement to be used by Affiliates of Camper for resales of shares of Laser Common Stock issued to such Affiliates in the merger of a wholly owned subsidiary of Laser with Camper; provided, however, that any such Affiliate using the Shelf Registration Statement shall agree in writing to be bound by all of the restrictions, limitations and obligations of Parent Holdings contained in this Agreement.

                   (b) Effectiveness. Laser shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is the earliest to occur of (i) the date by which all Registrable Securities covered by the Shelf Registration Statement have been sold and (ii) the second anniversary of the consummation of the Holdings Merger.

                   (c) Amendments/Supplements.  Laser shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the registration form used by Laser for such Shelf Registration Statement, if required by the Securities Act.

                   (d) Offerings. At any time from and after the date on which the Shelf Registration Statement is declared effective by the SEC (the "Effective Date"), Parent Holdings, subject to the restrictions and conditions contained herein and in the Merger Agreement, and subject further to compliance with all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Registrable Securities.

Section 2.2  Holdback Agreement.

                  From and after the Effective Date, upon the request of Laser, Parent Holdings shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities that are equity securities of Laser, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities pursuant to registration of such securities on Form S-8 or any successor form) during the period commencing on the date on which Laser commences a Laser Offering through the sixty (60)-day period immediately following the closing date of such Laser Offering; provided, however, that Parent Holdings shall not be obligated to comply with this Section 2.2 on more than two (2) occasions in any twelve (12)-month period; and provided, further, that notwithstanding anything to the contrary in this Section 2.2 or Section 2.3, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-fifteen (115) days during any twelve
(12)-month period.

Section 2.3  Blackout Provisions.

                  In the event that, at any time while the Shelf Registration Statement remains effective, Laser determines in its reasonable judgment and in good faith that the sale of Registrable Securities would require disclosure of material information which Laser has a bona fide business purpose for preserving as confidential, Parent Holdings shall, upon receiving written notice from Laser of such good faith determination, suspend sales of the Registrable Securities for a period beginning on the date of receipt of such notice and expiring on the earlier of
(i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) forty-five (45) days after the receipt of such notice from Laser; provided, however, that Parent Holdings shall not be obligated to comply with this Section 2.3 on more than two (2) occasions in any twelve (12) month period; and provided, further, that notwithstanding anything to the contrary in this Section 2.3 or Section 2.2, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-fifteen (115) days during any twelve (12)-month period.

Section 2.4  Registration Procedures.

                   (a) Procedures. In connection with the registration of the Registrable Securities pursuant to this Agreement, Laser shall use reasonable best efforts to effect the registration and sale of the Registrable Securities in accordance with Parent Holdings' intended method of disposition thereof and, in connection therewith, Laser shall:

                            (1)   prepare  and  file  with  the  SEC  the  Shelf
         Registration Statement and use reasonable best efforts to cause the Shelf Registration Statement to become and remain effective in accordance with Sections 2.1(a) and (b) above;

                            (2) prepare and file with the SEC amendments and supplements to the Shelf Registration Statement and the prospectuses used in connection therewith in accordance with Section 2.1(c) above;

                            (3) before filing with the SEC the Shelf Registration Statement or prospectus or any amendments or supplements thereto, Laser shall furnish to one (1) counsel selected by Parent Holdings and one (1) counsel for the underwriter or sales or placement agent, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                            (4) promptly (i) notify  Parent  Holdings of each of
         (w) the filing and effectiveness of the Shelf Registration Statement and each prospectus and any amendments or supplements thereto, (x) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such Shelf Registration Statement or prospectus or any amendments or supplements thereto, (y) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of the Registrable Securities in any jurisdiction or any initiation or threatening of any pro-
         ceedings with respect to any of the foregoing, and (z) of the happening of any event that requires the making of any changes in such Shelf Registration Statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) use reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                            (5) furnish to Parent Holdings, the underwriters or the sales or placement agent, if any, and one (1) counsel for each of the foregoing, a conformed copy of the Shelf Registration Statement and each amendment and supplement thereto (in each case, including all exhibits thereto) and such additional number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in such case, without such exhibits), the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and prospectus supplements and all exhibits thereto and such other documents as Parent Holdings, its underwriters, agent or such counsel may reasonably request in order to facilitate the disposition of the Registrable Securities by Parent Holdings;

                            (6)  in  connection   with  a  sale  of  Registrable
         Securities by or through an underwriter, if requested by Parent Holdings or the managing underwriter or underwriters of a Rule 415 Offering, subject to approval of counsel to Laser in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the Shelf Registration Statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or Parent Holdings reasonably shall furnish to Laser in writing and such request to be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by Parent Holdings to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                            (7) use reasonable best efforts to register or qualify the Registrable Securities for offer and sale under such securities or "blue sky" laws of such jurisdictions as Parent Holdings reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Parent Holdings to consummate the disposition in such jurisdictions in which the Registrable Securities are to be sold and keep such registration or qualification in effect for as long as the Shelf Registration Statement remains effective under the Securities Act (provided that Laser shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (iii) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                            (8) notify Parent Holdings, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the Shelf Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to Parent Holdings a supplement or amendment to the prospectus contained in the Shelf Registration Statement so that the Shelf Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                            (9) cause all of the Registrable Securities to be listed on each national securities exchange and included in each established over-the-counter market on which or through which the Laser Common Stock is then listed or traded;

                            (10) in connection with a sale of Registrable Securities by or through an underwriter, make available for inspection by Parent Holdings, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by Parent Holdings or its underwriter, all financial and other records, pertinent corporate documents and properties of Laser as shall be reasonably necessary to enable either of them to exercise their due diligence responsibility, and cause Laser's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by Parent Holdings, its underwriters, attorneys, accountants or agents in connection with the Shelf Registration Statement; information which Laser determines, in good faith, to be confidential shall not be disclosed by such persons unless (i) the disclosure of such information is required by applicable federal securities laws or is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement or (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; Parent Holdings agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that the information obtained by any of them as a result of such inspections shall be deemed confidential unless and until such is made generally available to the public; Parent Holdings further agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that Parent Holdings will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to Laser and allow Laser, at Parent Holdings' expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; nothing contained herein shall require Laser to waive any attorney-client privilege or disclose attorney work product;

                            (11) use reasonable best efforts to comply with all applicable laws related to the Shelf Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of the Shelf Registration Statement) an earnings statement of Laser and its subsidiaries complying with Section 11(a) of the Securities Act;

                            (12) in connection with a sale of Registrable Securities by or through an underwriter, use reasonable best efforts to furnish to Parent Holdings a signed counterpart of (x) an opinion of counsel for Laser (including a "Rule 10b-5" opinion) and (y) a "comfort" letter signed by the independent public accountants who have certified Laser's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date that such opinion and comfort letters are customarily dated in such transactions; and

                            (13) take other actions as Parent Holdings or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

                   (b) Further Agreements. Without limiting any of the foregoing, in the event that the sale of Registrable Securities is to be made by or through an underwriter, Laser shall enter into an underwriting agreement with a managing underwriter or underwriters selected by Parent Holdings containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers; provided, however, that Parent Holdings shall not utilize the Shelf Registration Statement for more than two (2) underwritten offerings during the term of this Agreement. In connection with the sale of Registrable Securities hereunder, Parent Holdings may, at its option, require that any and all representations and warranties by, and the other agreements of, Laser to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of Parent Holdings and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of Parent Holdings in connection with the disposition of Parent Holdings' securities pursuant to the terms hereof. In connection with any offering of Registrable Securities registered pursuant to this Agreement, Laser shall, upon receipt of duly endorsed certificates representing the Registrable Securities, (i) furnish to the underwriter, if any (or, if no underwriter, Parent Holdings), unlegended certificates representing ownership of Registrable Securities being sold, in such denominations as requested, and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                  Parent Holdings agrees that upon receipt of any notice from Laser of the happening of any event of the kind described in paragraph (8) of
Section 2.4(a), Parent Holdings shall forthwith discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement and prospectus relating thereto until Parent Holdings' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (8) of Section 2.4(a) and, if so directed by Laser, deliver to Laser all copies, other than permanent file copies, then in Parent Holdings' possession of the prospectus current at the time of receipt of such notice relating to the Registrable Securities.

Section 2.5  Registration Expenses.

                  All  expenses   incidental  to  Laser's   performance  of,  or
compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding underwriters' discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of Laser's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by Laser in connection therewith (collectively, the "Registration Expenses"), shall be borne by Laser. Laser shall not be responsible for and shall not pay underwriters' discounts and commissions and the fees and expenses of counsel therefor and fees and expenses of legal counsel, accountants, agents or experts retained by Parent Holdings in connection with the sale of the Registrable Securities. Laser will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Registrable Securities on the New York Stock Exchange or, if the Laser Common Stock is then not so listed, included in an established over-the-counter market.

Section 2.6  Indemnification.

                   (a) By Laser. Laser agrees to indemnify Parent Holdings and Parent Holdings' directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Laser or such other indemnified Person to the fullest extent lawful, against all losses, claims, damages, liabilities, judgments, and reasonable costs (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Losses") as incurred, caused by, arising out of, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to Laser by Parent Holdings or its underwriter or other agent expressly for use therein or by Parent Holdings' failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after Laser has furnished Parent Holdings with the requested number of copies of the same. In connection with an underwritten offering and without limiting any of Laser's other obligations under this Agreement, Laser shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of Parent Holdings.

                   (b) By Parent Holdings. In connection with the Shelf Registration Statement, Parent Holdings shall furnish to Laser in writing information regarding Parent Holdings' ownership of Registrable Securities and Parent Holdings' intended method of distribution thereof and shall indemnify Laser, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Laser or such other indemnified Person against all Losses caused by, arising out of, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (i) is caused by, arises out of, results from or relates to, or is alleged to be omitted from, such information so furnished in writing by Parent Holdings or (ii) arises out of or results from Parent Holdings' failure to deliver, or Parent Holdings'
underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after Laser has furnished Parent Holdings with the requested number of copies of the same. In connection with an underwritten offering and without limiting any of Parent Holdings' other obligations under this Agreement, (i) Parent Holdings shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of Laser and (ii) Parent Holdings shall cause each underwriter of an underwritten offering to indemnify Laser, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Laser or such indemnified Person, on terms and subject to conditions customary for such indemnification by nationally known investment banking firms, against all Losses caused by, arising out of, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (x) is caused by, arises out of or results from information furnished in writing by such underwriter specifically for inclusion in the Shelf Registration Statement or (y) arises out of or results from such underwriter's failure to delivery a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after Laser has furnished such underwriter with the requested number of copies of the same.

                   (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been prejudiced by such failure to provide such notice.

                   (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party unless such settlement contains a full and unconditional release of the indemnified party.

                   (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

                   (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who otherwise would be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

                                   ARTICLE III

                       TRANSFERS OF REGISTRABLE SECURITIES

Section 3.1  Transferability of Registrable Securities

                  Parent Holdings may not Transfer the Registrable Securities except in accordance with Article VII of the Holdings Merger Agreement and under the following circumstances:

                   (a)      pursuant to Rule 144;

                   (b)      pursuant to the Shelf Registration Statement; or

                   (c)  upon   receipt  by  Laser  of  an  opinion  of  counsel,
reasonably satisfactory to Laser, that such Transfer is exempt from registration under the Securities Act.

Section 3.2  Restrictive Legends.

                  Parent Holdings hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates representing Registrable Securities shall be subject to stop transfer instructions and shall include the legend set forth in Section 7.2 of the Holdings Merger Agreement.


                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1  Effectiveness of Agreement.

                  The provisions of this Agreement shall be effective as of the date hereof.

Section 4.2  Recapitalization.

                  In the event that any capital stock or other securities are issued as a dividend or distribution on, in respect of, in exchange for, or in substitution of, any Registrable Securities, such securities shall be deemed to be Registrable Securities for all purposes under this Agreement.

Section 4.3  Notices.

                  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                   (a)      If to Laser, to:

                           Sunbeam Corporation
                           1615 South Congress Avenue, Suite 200
                           Delray Beach, Florida  33445
                           Attention: General Counsel
                           Facsimile:  (561) 243-2191

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Attention:  Richard L. Easton, Esq.
                           Facsimile:  (302) 651-3001

                   (b)      If to Parent Holdings, to:

                           Coleman (Parent) Holdings Inc.
                           5900 North Andrews Avenue, Suite #700-A
                           Fort Lauderdale, Florida  33309
                           Attention:  General Counsel
                           Facsimile:  (954) 772-3352

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019-6150
                           Attention:  Adam O. Emmerich, Esq.
                           Facsimile:  (212) 403-2000
or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 4.3, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

Section 4.4  Entire Agreement.

                  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 4.5  Binding Effect; Assignment.

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Laser or Parent Holdings without the prior written consent of the other; provided, that in connection with a bona fide pledge of any Registrable Securities to secure indebtedness or other obligations, Parent Holdings may assign its rights, interests and obligations hereunder to the beneficiary of such pledge. Upon any permitted assignment (other than in connection with any such bona fide pledge), this Agreement shall be amended to substitute the assignee as a party hereto in a writing reasonably acceptable to the other party.

Section 4.6  Amendment, Modification and Waiver.

                  This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Parent Holdings, on the one hand, or Laser, on the other hand, to comply with any term or provision of this Agreement may be waived by Laser or Parent Holdings, respectively, at any time by an instrument in writing signed by or on behalf of Laser and Parent Holdings, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 4.7  Third-Party Beneficiaries.

                  Except with respect to Affiliates which have agreed to be bound in accordance with Section 2.1(a), this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

Section 4.8  Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.9  Interpretation.

                  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.10  Governing Law.

                  This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 4.11  Termination; Restrictive Legend.

                  Subject to the provisions of Section 2.1(b) hereof, this Agreement shall terminate on the second anniversary of consummation of the Merger; provided, however, that the provisions of Section 2.6 hereof shall survive termination of this Agreement. It is understood and agreed that any restrictive legends set forth on any Registrable Securities shall be removed by delivery of substitute certificates without such legends and such Registrable Securities shall no longer be subject to the terms of this Agreement, upon the resale of such Registrable Securities in accordance with the terms of this Agreement or, if not theretofore removed, on the third anniversary of the date hereof.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

                                       SUNBEAM CORPORATION



                                      By:
                                         Name:
                                         Title:




                                       COLEMAN (PARENT) HOLDINGS INC.


                                       By:
                                          Name:
                                          Title: